UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 10, 2013

Almah, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-178883	46-0524102
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Pembroke House, 28-32 Pembroke St Upper, Dublin 2, Ireland
(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code:	353-871536401

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 10, 2013, Almah, Inc., a Nevada corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Arch Therapeutics, Inc., a Massachusetts corporation (“Arch”) and Arch Acquisition Corporation, a Massachusetts corporation and the Company’s wholly-owned subsidiary (“Merger Sub”). In accordance with the Merger Agreement, Merger Sub will merge with and into Arch (the “Merger”), with Arch surviving the Merger upon the terms and subject to the conditions set forth in the Merger Agreement. The Company is a public reporting “shell company,” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. Arch operates as a life science company developing polymers containing peptides intended to form gel-like barriers over wounds to stop or control bleeding.

As set forth in the Merger Agreement, the Company will acquire all of the issued and outstanding capital stock and convertible notes and warrants of Arch (through a reverse acquisition transaction) in exchange for the issuance to the holders thereof of 20,000,000 shares of the Company’s common stock. The stockholders of Arch will receive two and one-half shares of the Company’s common stock for each share of common stock of Arch held by them immediately prior to the effective time of the Merger (the “Effective Time”).

Immediately following the Effective Time, there will be no more than 60,000,000 shares of the Company’s common stock issued and outstanding, which shall consist of (i) 20,000,000 shares of the Company’s common stock issued and outstanding immediately prior to the Effective Time, (ii) an aggregate of 20,000,000 shares of the Company’s common stock issued to the stockholders, noteholders, option holders and warrant holders of Arch, or reserved for issuance to option and warrant holders (in each case on an as-exercised basis) as provided in the Merger Agreement, and (iii) 20,000,000 shares of the Company’s common stock issued and outstanding immediately prior to the Effective Time that shall be held of record by certain principals of Arch.

Additionally, as of the execution of the Merger Agreement, the Company has advanced to Arch an aggregate of $1,250,000 which represents the LOI Advance and the Additional Advances pursuant to the terms of and as defined in the Binding Letter of Intent (“LOI”) between the Company and Arch dated April 19, 2013. On April 25, 2013, the Company filed a Current Report on Form 8-K with the SEC describing the LOI, the LOI Advance and the Additional Advances.

Pursuant to the terms of the Merger Agreement and LOI, the Company shall issue and sell up to a maximum of $2,000,000 of its Units in a private offering at $0.50 per Unit with each “Unit” consisting of (i) one share of the Company’s common stock and (ii) a warrant to purchase one share of the Company’s common stock at $0.75 per share. The proceeds of the private offering shall be used for the purpose of financing Arch’s ongoing business and operations.

The Merger Agreement has been approved by the boards of directors of each of the parties to the Merger Agreement. Subject to any requisite approvals, and other customary closing conditions, the Merger is expected to be completed after the closing conditions set forth in the Merger Agreement have either been satisfied or waived by the appropriate party.

The Merger Agreement includes customary representations, warranties and covenants of the Company, Merger Sub and Arch made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the Merger Agreement and are not intended to provide factual, business, or financial information about the Company, Merger Sub and Arch. Moreover, some of those representations and warranties (i) may not be accurate or complete as of any specified date, (ii) may be subject to a contractual standard of materiality different from those generally applicable to shareholders or different from what a shareholder might view as material, (iii) may have been used for purposes of allocating risk among the Company, Merger Sub and Arch, rather than establishing matters as facts, or (iv) may have been qualified by certain disclosures not reflected in the Merger Agreement that were made to the other party in connection with the negotiation of the Merger Agreement and generally were solely for the benefit of the parties to that agreement. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that has been, is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q, Forms 8-K, and other documents that the Company files with the SEC.

The Merger Agreement also contains certain conditions to closing typically found in an agreement of this nature. In addition, the closing of the Merger is conditioned upon approval by the stockholders of Arch of the Merger Agreement, the Merger, and the transactions contemplated thereby. The Merger Agreement also includes certain termination provisions for the parties, including that either party has the right to terminate the Merger Agreement if the Closing Date has not occurred on or before July 31, 2013.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement filed as Exhibit 2.1 attached hereto and incorporated herein by reference.

Item 8.01 Other Events.

On May 13, 2013, the Company sent an Information Statement to its stockholders regarding certain actions to be taken by the Company. A copy of the Information Statement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

As described in the Information Statement, on April 24, 2013, the holders of a majority of the Company’s then outstanding shares of common stock approved the following corporation actions: (i) authorization of the Company’s officers and board of directors to amend the Company’s Articles of Incorporation to increase the authorized common stock from 75,000,000 shares 300,000,000 shares (the “Authorized Common Stock Amendment”); (ii) authorization of the Company’s officers and board of directors to amend the Company’s Articles of Incorporation to change the Company’s name to “Arch Therapeutics, Inc.” (the “Name Change Amendment”); and (iii) authorization of a forward stock split of the Company’s issued and outstanding shares of common stock on an 11 for 1 share basis (the “Forward Split”).

In accordance with rules and regulations promulgated by the Financial Industry Regulatory Authority, Inc. (“FINRA”), the approval of the Name Change Amendment and the Forward Split actions by the holders of a majority of the voting power of the Company will be deemed ratified and effective upon FINRA approval. The Authorized Common Stock Amendment will be effective upon filing of the Certificate of Amendment to Articles of Incorporation with the Nevada Secretary of State.

Item 9.01 – Financial Statements and Exhibits.

(d)        Exhibits.

Exhibit	Name
Exhibit 2.1	Agreement and Plan of Merger dated May 10, 2013, by and among Almah, Inc., Arch Acquisition Corporation, and Arch Therapeutics, Inc.
Exhibit 99.1	Information Statement of Almah, Inc. dated May 13, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALMAH, INC.

Dated:	May 13, 2013	/s/ Terrence W. Norchi, M.D.
Terrence W. Norchi, M.D.
President, Chief Executive Officer and
Interim Chief Financial Officer